Exhibit 99.1

AquaBounty Technologies Announces Financial Results

for the Quarter and Six Months Ended June 30, 2021

Successful First Harvests of GE Salmon Completed and Site Selected for First Large-Scale Farm

MAYNARD, Mass., August 4, 2021 -- AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, has provided financial results for the second quarter and six months ended June 30, 2021.

Second Quarter 2021 Highlights

•	Successfully completed the first commercial scale harvests of it genetically engineered (“GE”) Atlantic salmon from both its Indiana and Rollo Bay farm sites in June.
•

Selected Pioneer, Ohio as the location for its next large-scale farm with a planned annual production capacity of 10,000 metric tons. Construction is slated to begin within the next six months and the Company anticipates commercial grow-out to commence in 2023.

•	Announced the regulatory approval of the Company’s GE Atlantic salmon by Brazil’s National Biosafety Technical Commission (CTNBio).
•	Elected Gail Sharps Myers—EVP, Chief Legal Officer, Chief People Officer and Corporate Secretary for Denny’s Corporation—to AquaBounty’s Board of Directors at the Annual Shareholders’ Meeting.
•	Appointed Melissa Daley as the Company’s Chief People Officer.

Management Commentary

“The second quarter of 2021 was marked by two significant operational milestones for the Company, including the first commercial harvests and sales of our GE salmon from both our Indiana and Rollo Bay farm sites, and the selection of Pioneer, Ohio as the site location for our large-scale farm,” said Sylvia Wulf, Chief Executive Officer of AquaBounty. “Our next farm will have approximately eight times the planned capacity of our Indiana location. We will continue to provide updates as we gain more specificity on the timelines for permitting and construction, with the commencement of grow-out targeted in 2023.

“In both Indiana and Rollo Bay, our first commercial harvests have been a resounding success, with orders in place for the entire output from our customers who are now introducing the salmon in their markets. We have experienced challenges with the availability of personnel and the age of the technology at our Indiana farm, however we are addressing these issues and incorporating insights gained into the design of our large-scale farm. We will continue to ramp up our harvest schedule over the remainder of this year to each farm’s full capacity to meet growing demand. With the food service industry quickly regaining momentum toward pre-pandemic activity and with restaurants reopening nationally, we remain very optimistic for the demand for our fish.

“We also continue to move forward in our international expansion. After extensive field trials in Brazil, our regulatory application for the sale and consumption of our GE salmon was approved by CTNBio, moving us closer to new market opportunities in South America. We are also actively progressing on potential opportunities in Israel and China.”

“Looking ahead, the next-evolution of land-based salmon farming for AquaBounty is upon us and we are ready to scale to meet the demand with our current and planned facilities. I look forward to sharing additional developments and progress in the months ahead with our shareholders and customers,” concluded Wulf.

Financial Summary through June 30, 2021

•	Revenue for the first six months of 2021 was $302 thousand, compared to $10 thousand in the same period of the prior year. Harvests began during June and are ramping steadily.
•

Operating expenses for the first six months of 2021 were $9.6 million, compared to $6.6 million in the same period of the prior year. The increase reflects the growth in biomass, headcount and production expenses at the farms, as well as increases in corporate and marketing expenses.

•	Net loss for the first six months of 2021 was $9.4 million, compared to $6.6 million in the same period of the prior year.
•	Cash, cash equivalents and marketable securities were $204.0 million as of June 30, 2021, compared with $95.8 million as of December 31, 2020.

About AquaBounty

AquaBounty Technologies, Inc. (NASDAQ: AQB) is a leader in aquaculture leveraging decades of technology expertise to deliver game changing solutions that solve global problems, while improving efficiency, sustainability and profitability. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and other contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this release are forward-looking statements, including, but not limited to, statements regarding the location and anticipated capacity of our planned farm in Ohio, the timing of the commencement of construction and the beginning of commercial production, the expected demand for our products, our harvesting schedule, purchase orders, commitments and prospective agreements with customers; international expansion and the anticipated growth in market size and geographies. Forward-looking statements may be identified with words such as “will,” “may,” “can,” “expect,” “plan,” “slate,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$132,345,351	$95,751,160
Marketable securities	71,693,675	—
Inventory	2,655,098	1,525,377
Prepaid expenses and other current assets	1,285,168	405,370
Total current assets	207,979,292	97,681,907

Property, plant and equipment, net	29,159,517	26,930,338
Right of use assets, net	313,318	341,997
Intangible assets, net	238,694	245,546
Restricted cash	500,000	500,000
Other assets	81,629	76,715
Total assets	$238,272,450	$125,776,503

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,980,365	$1,760,103
Other current liabilities	63,902	62,483
Current debt, net	501,553	259,939
Total current liabilities	2,545,820	2,082,525

Long-term lease obligations	257,826	290,327
Long-term debt, net	8,766,986	8,528,490
Total liabilities	11,570,632	10,901,342

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 80,000,000 shares authorized;
71,025,738 and 55,497,133 shares outstanding as of June 30, 2021 and December 31,2020, respectively	71,026	55,497
Additional paid-in capital	384,674,939	263,629,116
Accumulated other comprehensive loss	(112,325)	(267,258)
Accumulated deficit	(157,931,822)	(148,542,194)
Total stockholders' equity	226,701,818	114,875,161

Total liabilities and stockholders' equity	$238,272,450	$125,776,503

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Product revenues	$227,393	$2,950	$301,765	$9,703

Costs and expenses
Product costs	1,847,596	1,041,316	3,402,251	1,882,750
Sales and marketing	548,881	137,434	867,516	188,222
Research and development	431,373	635,655	931,993	1,204,417
General and administrative	2,578,958	1,693,544	4,364,468	3,330,734
Total costs and expenses	5,406,808	3,507,949	9,566,228	6,606,123

Operating loss	(5,179,415)	(3,504,999)	(9,264,463)	(6,596,420)

Other income (expense)
Interest expense	(80,210)	(18,147)	(159,014)	(35,192)
Other income (expense), net	28,888	(538)	33,849	(1,690)
Total other income (expense)	(51,322)	(18,685)	(125,165)	(36,882)

Net loss	$(5,230,737)	$(3,523,684)	$(9,389,628)	$(6,633,302)

Other comprehensive income (loss):
Foreign currency	65,924	165,501	145,963	(216,484)
Unrealized gains	8,970	—	8,970	—
Total other comprehensive income (loss)	74,894	165,501	154,933	(216,484)

Comprehensive loss	$(5,155,843)	$(3,358,183)	$(9,234,695)	$(6,849,786)

Basic and diluted net loss per share	$(0.07)	$(0.11)	$(0.14)	$(0.22)
Weighted average number of common shares -
basic and diluted	71,021,141	32,097,992	67,803,904	29,607,373

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(9,389,628)	$(6,633,302)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	857,842	701,593
Share-based compensation	217,069	309,244
Other non-cash charge	8,565	40,600
Changes in operating assets and liabilities:
Inventory	(1,122,422)	(1,261,930)
Prepaid expenses and other assets	(876,139)	(409,635)
Accounts payable and accrued liabilities	(153,120)	280,142
Net cash used in operating activities	(10,457,833)	(6,973,288)

Investing activities
Purchase of property, plant and equipment	(2,437,911)	(1,588,497)
Proceeds from sale of asset held for sale	—	98,000
Purchases of marketable securities	(71,702,645)	—
Proceeds from legal settlement, net	—	1,014,008
Other investing activities	(11,010)	(12,460)
Net cash used in investing activities	(74,151,566)	(488,949)

Financing activities
Proceeds from issuance of debt	406,378	221,130
Repayment of term debt	(79,600)	(41,262)
Proceeds from the issuance of common stock, net	119,120,437	14,521,704
Proceeds from the exercise of stock options and warrants	1,723,846	—
Net cash provided by financing activities	121,171,061	14,701,572

Effect of exchange rate changes on cash, cash equivalents and restricted cash	32,529	(16,685)
Net change in cash, cash equivalents and restricted cash	36,594,191	7,222,650
Cash, cash equivalents and restricted cash at beginning of period	96,251,160	2,798,744
Cash, cash equivalents and restricted cash at end of period	$132,845,351	$10,021,394

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$132,345,351	$10,021,394
Restricted cash	500,000	—
Total cash, cash equivalents and restricted cash	$132,845,351	$10,021,394

Supplemental disclosure of cash flow information and
non-cash transactions:
Interest paid in cash	$149,533	$17,058
Property and equipment included in accounts payable and accrued liabilities	$388,495	$238,235